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EXHIBIT 23.1

                     WILLIAMS & WEBSTER, P.S.
                   Certified Public Accountants
                       601 West Riverside
                            Suite 1940
                 Spokane, Washington   99201-0611
                          (509) 838-8111
                        FAX (509) 624-5001


Board of Directors
Black Mountain Gold, Inc.
East Peoria, Illinois


             CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use of our audit report dated September 28, 2000, on the financial statements of Black Mountain Gold, Inc. as of August 31, 2000 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster P.S.

Williams & Webster, P.S.
Spokane, Washington

November 6, 2000